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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement relating to the Summit Properties Inc. Dividend Reinvestment and Stock Purchase Plan, of our report dated April 11, 1997, included in the Summit Properties Inc. Form 8-K/A-1 (File No. 1-12792) and to all references to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen LLP

October 21, 1997
      Orlando, Florida